Exhibit 99.1

SemiLEDs Reports Third Quarter Fiscal Year 2014

Financial Results

Hsinchu, Taiwan (July 14, 2014) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2014, ended May 31, 2014.

Revenue for the third quarter of fiscal 2014 was $4.6 million, an 11% increase compared to $4.2 million in the second quarter of fiscal 2014. GAAP net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2014 was $6.4 million, or a net loss of $0.23 per diluted share, which is approximately flat compared to the second quarter of fiscal 2014.

“We continue to be encouraged by the progress we have made in reorienting our business toward more profitable segments of the LED industry, such as UV and components, evidenced by our 11% sequential revenue growth in the most recent quarter,” said Trung Doan, Chairman, President and CEO.  “While we gain traction and grow our presence in these markets, we remain focused on operational cost improvements to lower our negative cash flow and accelerate our path to profitability,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2014 was $5.9 million, or a net loss of $0.21 per diluted share, which is approximately flat compared to the second quarter of fiscal 2014.

GAAP gross margin for the third quarter of fiscal 2014 was negative 61%, compared with gross margin for the second quarter of fiscal 2014 of negative 75%. Operating margin for the third quarter of fiscal 2014 was negative 138%, compared with negative 159% in the second quarter of fiscal 2014. The sequential improvement in margins was due to higher revenues, a shift in our product mix to higher margin products, and our cost reduction efforts.

The Company’s cash and cash equivalents were $16.1 million at the end of the third quarter of fiscal 2014, compared to the second quarter fiscal 2014 ending balance of $21.5 million. Cash used in operating activities was $4.1 million in the third quarter of fiscal 2014.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for its third fiscal quarter 2014 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Timothy Lin
Interim Chief Financial Officer
SemiLEDs Corporation
415-471-2700
investor@semileds.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	May 31, 2014	February 28, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,084	$21,511
Accounts receivable, net	2,851	2,472
Accounts receivable from related parties, net	47	120
Inventories	9,756	10,809
Prepaid expenses and other current assets	1,597	1,975
Total current assets	30,335	36,887
Property, plant and equipment, net	27,329	28,384
Intangible assets, net	1,556	1,481
Goodwill, net	59	58
Investments in unconsolidated entities	2,239	2,220
Other assets	1,134	1,330
TOTAL ASSETS	$62,652	$70,360
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$2,060	$2,115
Accounts payable	2,555	3,854
Accrued expenses and other current liabilities	4,223	4,577
Deferred income, current portion	51	51
Total current liabilities	8,889	10,597
Long-term debt, excluding current installments	4,673	5,145
Deferred income, net of current portion	301	314
Total liabilities	13,863	16,056
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	170,538	170,046
Accumulated other comprehensive income	5,485	5,070
Accumulated deficit	(127,261)	(120,856)
Total SemiLEDs stockholders’ equity	48,762	54,260
Noncontrolling interests	27	44
Total equity	48,789	54,304
TOTAL LIABILITIES AND EQUITY	$62,652	$70,360

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	May 31, 2014	February 28, 2014
Revenues, net	$4,615	$4,171
Cost of revenues	7,408	7,308
Gross loss	(2,793)	(3,137)
Operating expenses:
Research and development	1,025	1,219
Selling, general and administrative	2,530	2,263
Total operating expenses	3,555	3,482
Loss from operations	(6,348)	(6,619)
Other income (expenses):
Equity in losses from unconsolidated entity	(22)	(67)
Interest expenses, net	(23)	(1)
Other income, net	53	52
Foreign currency transaction gains (losses), net	(81)	207
Total other income (expenses), net	(73)	191
Loss before income taxes	(6,421)	(6,428)
Income tax expense	—	—
Net loss	(6,421)	(6,428)
Less: Net loss attributable to noncontrolling interests	(16)	(19)
Net loss attributable to SemiLEDs stockholders	$(6,405)	$(6,409)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.23)	$(0.23)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	28,441	27,882

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
Non-GAAP Net Loss	May 31, 2014	February 28, 2014

GAAP net loss attributable to SemiLEDs stockholders	$(6,405)	$(6,409)
Adjustments:
Stock-based compensation expense	482	515
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(5,923)	$(5,894)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.23)	$(0.23)
Non-GAAP net loss	$(0.21)	$(0.21)

	Three Months Ended
Free Cash Flow	May 31, 2014	February 28, 2014

Net cash used in operating activities	$(4,136)	$(4,203)
Less: Capital expenditures	500	928
Total free cash flows	$(4,636)	$(5,131)